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                    LONG ISLAND LIGHTING COMPANY LETTERHEAD






                                                                     EXHIBIT 5





                                                April 22, 1997


Long Island Lighting Company
175 East Old Country Road
Hicksville, New York 11801

            Re:   INVESTOR STOCK PURCHASE AND DIVIDEND REINVESTMENT PLAN

Gentlemen:

      As Senior Vice President and General Counsel for Long Island Lighting Company (the "Company"), I am familiar with the proposal of the Company to issue and sell shares of its Common Stock par value $5 per share (the "Common Stock") pursuant to an investor stock purchase and dividend reinvestment plan (the "Plan"). In connection with the proceedings before the Securities and Exchange Commission with respect thereto, I submit this opinion and hereby consent to its use as Exhibit 5 to the Company's Registration Statement on Form S-3 (the
"Registration Statement") proposed to be filed by the Company under the Securities Act of 1933, as amended, and to the use of my name in said
Registration Statement and the Prospectus forming a part thereof (the "Prospectus").

      I am familiar with the Certificate of Incorporation and By-laws of the Company, the Registration Statement, the Prospectus and the Petition of the Company dated September 13, 1996, filed with the Public Service Commission of the State of New York, seeking authority to issue and sell the Common Stock pursuant to the Plan.

      Based upon the foregoing and upon my general familiarity with the affairs of the Company, I advise you that in my opinion:

     1. The Company is a corporation duly organized and validly existing under the laws of the State of New York.

      2. No state regulatory body or agency other than the Public Service Commission of the State of New York has jurisdiction over the transaction proposed by the Company or any part thereof.


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Long Island Lighting Company
April 22, 1997
Page No. 2




      3. No federal commission or agency other than the Securities and Exchange Commission, under the Securities Act of 1933, as amended, has jurisdiction over the transaction proposed by the Company or any part thereof.

      4. All action necessary to make valid the issuance and sale of the Common Stock will have been taken when (a) the Registration Statement shall have become effective; (b) the Public Service Commission of the State of New York shall have issued its Order approving the issuance and sale of the Common Stock; (c) the Board of Directors of the Company shall have taken appropriate action to approve and authorize the issuance and sale of the Common Stock on the terms set forth in the Registration Statement and (d) the Company shall have received the full consideration therefor (not less than $5 per share).

      5. When the foregoing steps shall have been taken, the Common Stock (a) will conform in all substantial respects to the description of the Common Stock contained in the Registration Statement and (b) will be legally and validly issued, fully paid and nonassessable.

     6. The offering of the Common Stock is not subject to preemptive rights under the laws of the State of New York.

                                Very truly yours,

                                /s/ Leonard P. Novello

                                Leonard P. Novello
                                Senior Vice President and
                                General Counsel



LPN/dk





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